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Cendant Corporation

Exhibit 21

Subsidiary	Jurisdiction of Incorporation
Advance Ross Corporation	DE
Advance Ross Electronics Corporation	IL
Advance Ross Intermediate Corporation	DE
Advance Ross Sub Company	DE
Aesop Funding II L.L.C.	DE
Aesop Leasing L.P.	DE
AFL Management Services, Inc.	DE
Apanage B.V.	Netherlands
Apex Real Estate Information Services LLP	DE
Apple Ridge Funding LLC	DE
Apple Ridge Services Corporation	DE
Atrium Insurance Corporation	NY
Avis Asia and Pacific, Limited	DE
Avis Car Holdings LLC	DE
Avis Car Holdings, Inc.	DE
Avis Car Rental Group, Inc.	DE
Avis Caribbean, Limited	DE
Avis Fleet Leasing and Management Corporation	TX
Avis Group Holdings, Inc.	DE
Avis International, Ltd.	DE
Avis Management Pty. Limited	Australia
Avis Rent A Car de Puerto Rico, Inc.	Puerto Rico
Avis Rent A Car Limited	New Zealand
Avis Rent A Car System, Inc.	DE
Aviscar Inc.	Canada
Bassae Holding, B.V.	UK
Budget Rent A Car Australia Pty. Ltd.	Australia
Budget Rent A Car Operations Pty. Ltd.	Australia
Budget Rent A Car System, Inc.	DE
Burnet Realty, Inc.	DE
Burnet Title, Inc.	MN
Burnet Title, L.L.C.	MN
Cedant Mobility Holdings Limited	UK
Cendant (UK) Holdings Limited	UK
Cendant Canada, Inc.	Canada
Cendant Car Rental Group, Inc.	DE
Cendant Denmark Aps	UK
Cendant Finance Holding Corporation	DE
Cendant International Holdings Limited	UK
Cendant Internet Group, Inc.	DE
Cendant Membership Services Holdings Subsidiary, Inc.	DE
Cendant Membership Services Holdings, Inc.	DE
Cendant Membership Services, Inc.	DE
Cendant Mobility Financial Corporation	DE
Cendant Mobility Government Financial Services Corporation	DE
Cendant Mobility Services Corporation	DE
Cendant Mortgage Corporation	NJ
Cendant Operations, Inc.	DE
Cendant Publishing, Inc.	DE

Cendant Real Estate Holdings Inc.	DE
Cendant Relocation (UK) II Ltd.	UK
Cendant Relocation (UK) Ltd.	UK
Cendant Settlement Services Group, Inc.	DE
Cendant Stock Corporation	DE
Cendant Travel, Inc.	TN
Cendant Vacation Holdco, Inc.	DE
Century 21 Mortgage Corporation	MA
Century 21 Real Estate Corporation	DE
Chaconne Pty. Ltd.	Australia
Cheap Tickets, Inc.	DE
Chesapeake Funding LLC	DE
Cims B.V.	Netherlands
Cims Limited	UK
Coldwell Banker Corporation	DE
Coldwell Banker Mortgage Corporation	MA
Coldwell Banker Real Estate Corporation	CA
Coldwell Banker Real Estate Services, Inc.	NJ
Coldwell Banker Residential Brokerage Company	CA
Coldwell Banker Residential Real Estate, Inc.	CA
Coldwell Banker Residential Referral Network, Inc.	CA
Comp-U-Card Services, Inc.	DE
Constellation Reinsurance Company Limited	Barbados
Cuendent S.p.A.	Italy
D. L. Peterson Trust	DE
Days Inns Worldwide, Inc.	DE
Eastern Resorts Corporation	DE
EFI Development Funding, Inc.	DE
EFI Funding Company, Inc.	DE
EMEA Holdings C.V.	Netherlands
Entriks Holdings B.V.	Netherlands
Equity Title Company	CA
Equivest Capital, Inc.	DE
Equivest Finance, Inc.	DE
Equivest Louisiana, Inc.	DE
Equivest St. Thomas, Inc.	US Virgin Islands
Equivest Vacation and Travel Club, Inc.	NC
ERA Mortgage Corporation	MA
Extra Holidays, LLC	DE
Fairfield Acceptance Corporation—Nevada	DE
Fairfield Funding Corporation, II	DE
Fairfield Funding Corporation, III	DE
Fairfield Myrtle Beach, Inc.	DE
Fairfield Resorts, Inc.	DE
Fairtide Insurance Ltd.	Bermuda
Galileo Canada Distribution Systems, Inc.	Canada
Galileo International Canada ULC	Canada
Galileo International Limited	UK
Galileo International, Inc.	DE
Galileo International, L.L.C.	DE
Galileo Switzerland AG	Switzerland
Galileo Technologies, Inc.	DE

GI Worldwide Holdings C.V.	Netherlands
GIW Holdings Holdings, C.V.	Netherlands
Haddonfield Holding Corporation	DE
Hewfant, Inc.	VA
Holiday Cottages Group Limited	UK
Howard Johnson International, Inc.	DE
Hunt Valley LLC	DE
Ideon Group, Inc.	DE
International Life Leisure Group Limited	UK
Internetwork Publishing Corporation	FL
Jackson Hewitt Inc.	VA
Knights Franchise Systems, Inc.	DE
Leisure Sciences, Inc.	IN
Long Term Preferred Care, Inc.	TN
Netmarket Group Inc.	DE
Netmarket, Inc.	DE
NGI Holdings, Inc.	DE
Non-Residential Assets LLC	DE
Novasol A/S	Denmark
NRT Colorado, Inc.	CO
NRT Columbus, Inc.	DE
NRT Incorporated	DE
NRT Mid-Atlantic, Inc.	MD
NRT Missouri, Inc.	MO
NRT New England Incorporated	DE
NRT New York, Inc.	DE
NRT Texas, Inc.	TX
NRT Utah, Inc.	UT
Pathfinder Insurance Company	CO
Peppertree Resorts Ltd.	NC
Peppertree Resorts Villas, Inc.	NC
PHH Canadian Holdings, Inc.	DE
PHH Corporation	MD
PHH Financial Services, Inc.	MD
PHH Holdings Corporation	TX
PHH Solutions and Technologies, LLC	DE
PHH Vehicle Management Services Inc.	Canada
PHH Vehicle Management Services LLC	DE
Pointtravel Co. Ltd.	UK
Pointuero V Limited	UK
Progeny Marketing Innovations, Inc.	DE
Progressive Title Company, Inc.	CA
Quantitude, Inc.	DE
Raccoon Acquisition Corp.	DE
Ramada Franchise Systems, Inc.	DE
Raven Funding LLC	DE
RCI Argentina, Inc.	IN
RCI Asia-Pacific Pty. Ltd	Australia
RCI Brasil Ltda.	Brazil
RCI Call Centre (Ireland) Limited	Ireland
RCI Canada, Inc.	IN
RCI Europe	UK
RCI General Holdco 2, Inc.	DE

RCI India Pvt. Ltd.	India
RCI Resort Management, Inc.	IN
RCI Technology Corp.	CO
Residential Equity LLC	DE
Resort Condominiums International De Mexico S. De R.L. De C.V.	Mexico
Resort Condominiums International, LLC	DE
RMR Financial	CA
SafeCard Services, Incorporated	DE
Speedy Title & Appraisal Review Services Corporation	MD
Super 8 Motels, Inc.	SD
Terren Corporation	Canada
The Galileo Company	UK
TM Acquisition Corp.	DE
Travel Industries, Inc.	DE
Travelodge Hotels, Inc.	DE
Trendwest Resorts, Inc.	OR
Trendwest South Pacific Pty. Limited	Australia
TRI Funding II, Inc.	DE
TRI Funding III, Inc.	DE
TRI Funding IV, Inc.	DE
Trust International Hotel Reservation Services GMBH	Germany
TTG Independent Holidays Group Limited	UK
Vacation Break U.S.A., Inc.	FL
Vacation Exchanges International Pty. Limited	South Africa
Vacation Management Services	South Africa
Valley of California, Inc.	CA
VMS Holdings, Inc.	DE
Welcome Holidays Limited	UK
Wingate Inns International, Inc.	DE
Wizard Co., Inc.	DE
WIZCOM INTERNATIONAL, LTD.	DE
Wright Express Financial Services Corporation	UT
Wright Express LLC	DE
Wright Express Solutions and Technologies, LLC	DE
WTH Canada, Inc.	Canada
WTH Pty Limited	Australia

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Cendant Corporation